                        Consent of Independent Auditors

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-34566) pertaining to the EnviroSource, Inc. Savings Plan and in the related Prospectus of our report dated May 29, 1998, with respect to the financial statements and scheduled of the EnviroSource, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                           /s/Ernst & Young LLP

Philadelphia, Pennsylvania
June 24, 1998